As filed with the Securities and Exchange Commission on November 26, 2002
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE		04-2834797
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

	180 Varick Street New York, New York (Address of Principal Executive Offices)	10014 (Zip Code)

______________

IMCLONE SYSTEMS INCORPORATED
2002 STOCK OPTION PLAN
(Full title of the plan)
______________

Catherine M. Vaczy, Esq.
Vice President, Legal and
Associate General Counsel
180 Varick Street
New York, New York  10014
(Name and address of agent for service)

(212) 645-1405
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.001 per share.......................	3,300,000 shares	$12.10	$39,930,000	$3,673.56

(1)           Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high ($13.44) and low ($10.76) prices of the securities being registered hereby on the Nasdaq National Market on November 19, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                        The documents containing the information specified in Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to participants in the ImClone Systems Incorporated 2002 Stock Option Plan (the "Plan") as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act").  Such documents are not required to be, and are not being, filed by ImClone Systems Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 1.          PLAN INFORMATION.*

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

                        *  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                        The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b)        All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001, including the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, three Current Reports on Form 8-K dated January 25, 2002 and Current Reports on Form 8-K dated February 19, 2002, March 6, 2002, June 26, 2002  and November 18, 2002; and

(c)        The description of the Company's Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act on October 23, 1991, including any amendment or report filed for the purpose of updating such description.

                    All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

                        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

                        Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                        Certain legal matters with respect to the offering of the shares of Company Common Stock registered hereby have been passed upon by Catherine M. Vaczy, Vice President, Legal and Associate General Counsel of the Company.  Ms. Vaczy owns Company Common Stock and holds employee stock options to purchase Company Common Stock.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                        The Company's Certificate of Incorporation and Bylaws set forth the extent to which officers and directors of the Company may be indemnified against any liabilities which they may incur.  The general effect of such provisions is that, on the terms and conditions set forth in the Company's Certificate of Incorporation and Bylaws, any person made a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving as a director, officer, employee or agent of another corporation or other enterprise at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware; provided, however, that, subject to certain limited exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company.  The Company's Certificate of Incorporation gives the Board of Directors of the Company the authority to extend such indemnification to employees and other agents of the Company as well.

                        The general effect of the indemnification provisions contained in Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") is as follows:  A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful.  A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

                        The Company's Certificate of Incorporation provides that, to the maximum extent permitted under the DGCL, a director of the Company shall not be personally liable to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company.  Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

                         The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

                        The Company has entered into Employment Agreements with Harlan W. Waksal, Daniel S. Lynch and S. Joseph Tarnowski pursuant to which the Company has agreed to advance expenses for the defense of and to indemnify such persons to the fullest extent permitted by Delaware law.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                        Not applicable.

ITEM 8.          EXHIBITS.

            Exhibit No.                                                            Exhibit

                   4.1             Certificate of Incorporation of the Company, as amended through December 31,
                                     1998 (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for
                                      the quarter ended June 30, 1997).*

                   4.2             Amendment dated June 4, 1999 to the Company's Certificate of Incorporation,
                                     as amended (filed as Exhibit 3.1A to the Company' Quarterly Report on Form
                                     10-Q for the quarter ended June 30, 1999).*

                   4.3             Amendment dated June 12, 2000 to the Company's Certificate of Incorporation,
                                     as amended (filed as Exhibit 3.1A to the Company' Quarterly Report on Form
                                     10-Q for the quarter ended June 30, 2000).*

                   4.4             Amendment dated August 9, 2002 to the Company's Certificate of Incorporation,
                                     as amended (filed as Exhibit 3.1C to the Company' Quarterly Report on Form
                                     10-Q for the quarter ended June 30, 2002).*

                   4.5             Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the
                                     Company's Current Report on Form 8-K dated January 21, 1998).*

                   5.1             Opinion of Catherine M. Vaczy, Esq.

                  23.1            Consent of KPMG LLP.

                  23.2            Consent of Catherine M. Vaczy, Esq. (included in Exhibit 5.1).

                  24.1            Power of Attorney (included on signature pages to this Registration Statement).

                  99.1            ImClone Systems Incorporated 2002 Stock Option Plan (filed as Appendix A to the definitive Proxy Statement for the 2002 Annual Meeting of Stockholders, filed on April 24, 2002).*
                                    -------------------------------------------
                                    *  Incorporated herein by reference

ITEM 9.          UNDERTAKINGS.

(a)        The undersigned hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of November, 2002.

IMCLONE SYSTEMS INCORPORATED

By: /s/Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer

POWER OF ATTORNEY

                    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 26, 2002.  Each person whose individual signature appears below hereby authorizes Harlan W. Waksal, Daniel S. Lynch and Clifford R. Saffron, or any of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Harlan W. Waksal, Daniel S. Lynch and Clifford R. Saffron, or any of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.

/s/Robert F. Goldhammer	Chairman of the Board of Directors
Robert F. Goldhammer

/s/Harlan W. Waksal Harlan W. Waksal	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/Daniel S. Lynch Daniel S. Lynch	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

/s/Andrew G. Bodnar	Director
Andrew G. Bodnar

/s/Vincent T. DeVita, Jr.	Director
Vincent T. DeVita, Jr.

/s/David M. Kies	Director
David M. Kies

/s/Paul B. Kopperl	Director
Paul B. Kopperl

/s/Arnold J. Levine	Director
Arnold J. Levine

/s/John Mendelsohn	Director
John Mendelsohn

/s/William R. Miller	Director
William R. Miller

/s/Peter S. Ringrose	Director
Peter S. Ringrose

EXHIBIT INDEX

            Exhibit
            Number            Description

                   4.1             Certificate of Incorporation of the Company, as amended through December 31,
                                     1998 (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for
                                     the quarter ended June 30, 1997).*

                   4.2             Amendment dated June 4, 1999 to the Company's Certificate of Incorporation,
                                     as amended (filed as Exhibit 3.1A to the Company' Quarterly Report on Form
                                     10-Q for the quarter ended June 30, 1999).*

                   4.3             Amendment dated June 12, 2000 to the Company's Certificate of Incorporation,
                                     as amended (filed as Exhibit 3.1A to the Company' Quarterly Report on Form
                                     10-Q for the quarter ended June 30, 2000).*

                   4.4             Amendment dated August 9, 2002 to the Company's Certificate of Incorporation,
                                     as amended (filed as Exhibit 3.1C to the Company' Quarterly Report on Form
                                     10-Q for the quarter ended June 30, 2002).*

                   4.5             Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the
                                     Company's Current Report on Form 8-K dated January 21, 1998).*

                   5.1             Opinion of Catherine M. Vaczy, Esq.

                  23.1            Consent of KPMG LLP.

                  23.2            Consent of Catherine M. Vaczy, Esq. (included in Exhibit 5.1 to this Registration Statement).

                  24.1            Power of Attorney (included on signature pages to this Registration Statement).

                  99.1            ImClone Systems Incorporated 2002 Stock Option Plan (filed as Appendix A to the definitive Proxy Statement for the 2002 Annual Meeting of Stockholders,
                                     filed on April 24, 2002).*
                                    -------------------------------------------
                                    *  Incorporated herein by reference